Calculation of Filing Fee Tables
S-1
FDCTECH, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	2,500,000	$ 2.10	$ 5,250,000.00	0.0001381	$ 725.02
Fees Previously Paid	2	Equity	Common Stock, par value $0.0001 per share	457(a)	2,500,000	$ 0.15	$ 375,000.00		$ 51.79
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,625,000.00		$ 776.81
			Total Fees Previously Paid:						$ 51.79
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 725.02
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration. The registration fee is calculated in accordance with Rule 457(a) under the Securities Act on the basis of the fixed price of $2.10 per share at which the selling shareholders will offer and sell the shares, which is the last reported sale price of the Common Stock on the OTCID Basic Market on September 23, 2026. A registration fee of $51.79 was paid with the initial filing of this Registration Statement, and the balance of $673.24 is being paid with this Amendment No. 1.

[2]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration. The registration fee is calculated in accordance with Rule 457(a) under the Securities Act. The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and has been determined in accordance with Rule 457(c) under the Securities Act on the basis of the average of the bid and asked prices of the Common Stock as reported on the OTCID Basic Market on September 14, 2026, a date within five business days prior to the date of filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date